Exhibit 99.2

November 28, 2012	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Megan Lewis 918-561-5325

ONEOK to Participate in
Jefferies Global Energy Conference

TULSA, Okla. - Nov. 28, 2012 - ONEOK, Inc. (NYSE: OKE) will participate in the Jefferies Global Energy Conference on Nov. 29, 2012, in Houston, Texas.

John W. Gibson, ONEOK chairman and chief executive officer, will present on Thursday, Nov. 29, at 11:30 a.m. Eastern Standard Time (10:30 a.m. Central Standard Time).

The conference will be webcast and will be accessible on the ONEOK, Inc. website, www.oneok.com. A replay of the webcast will be archived for 30 days. The company will also post the presentation on its website that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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